Exhibit 23.2

THIRD PARTY REVIEWER CONSENT

We consent to the reference to us in the Annual Report on Form 10-K for the year ended December 31, 2008, and the Registration Statements on Form S-3ASR (No. 333-145919), Form S-4 (No. 333-130682) and Form S-8 (File No. 333-96995, 33-60095 and 33-60099) of Hecla Mining Company. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

/s/ AMEC E&C Services, Inc.

January 7, 2009